UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2016

ARRIS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-37672	98-1241619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive
Suwanee, Georgia		30024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the appointment of Bruce McClelland as Chief Executive Officer, on September 1, 2016, ARRIS Group, Inc., a subsidiary of ARRIS International plc (“ARRIS”), entered into a Third Amendment (the “Third Amendment”) to the Amended and Restated Employment Agreement dated August 6, 2001, as previously amended (the “Agreement”), with Robert J. Stanzione, to reflect Mr. Stanzione’s appointment as Executive Chairman of ARRIS and his continued service as Chairman of the Board of Directors. In addition to changing Mr. Stanzione’s title and responsibilities under the Agreement, the Third Amendment also (i) reduces the notice period required for termination of the Agreement without “good cause” or “good reason” (as defined in the Agreement) to 120 days and (ii) eliminates any tax-gross up payment that would be required in connection with the imposition of any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended.

A copy of the Third Amendment is filed as Exhibit 10.1 to this Current Report and incorporated by reference in this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Third Amendment dated September 1, 2016 to the Amended and Restated Employment Agreement with Robert J. Stanzione

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS INTERNATIONAL PLC

By:	/s/ Patrick W. Macken
Patrick W. Macken
Senior Vice President, General Counsel, and Secretary

Date: September 2, 2016

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